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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in this registration statement of Manhattan Pharmaceuticals, Inc. on Form SB-2 of our report dated November 1, 2002 relating to the financial statements of Manhattan Pharmaceuticals Inc. as of December 31, 2001 and for the period from August 6, 2001 (inception) to December 31, 2001. We also consent to the reference to us under the heading "Experts".

                                          /s/ Weinberg & Company, P.A.
                                          Weinberg & Company, P.A.
                                          Certified Public Accountants

Boca Raton, Florida

January 12, 2004